Exhibit 99.2

News Release

937 Tahoe Boulevard, Suite 210 | Incline Village, NV 89451

For Immediate Release

Vintage Wine Estates Announces Changes in Executive Leadership

and Board Structure; Executing Business Realignment Plan

to Deliver Stronger Earnings Power

•	Director Jon Moramarco steps in as Interim CEO while Pat Roney transitions to Executive Chairman

•	Paul Walsh continues on Board as Independent Lead Director

•	Search for permanent CEO in process

•	Initiated comprehensive business simplification and operational improvement plan to take out costs, drive revenue, optimize working capital and improve profitability under new leadership structure

•	Plans to monetize assets to reduce debt and strengthen the balance sheet

INCLINE VILLAGE, NV, February 8, 2023 – Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW) (“VWE” or the “Company”), one of the top wine producers in the U.S. with an industry leading direct-to-consumer platform, today announced that Pat Roney, Founder of Vintage Wine Estates, has elected to transition from Chief Executive Officer to Executive Chairman of the Board of Directors. The Board has initiated a comprehensive search process to identify a replacement CEO. In the interim and until a successor is named, the Board has appointed Jon Moramarco, independent director, as Interim CEO, effective immediately. Paul Walsh, who has been Chairman of the Board, will assume the role of Independent Lead Director. Terry Wheatley, President of VWE, will continue in her role leading the sales and marketing efforts of the Company including distributor network relationship management. Together with Kris Johnston, Chief Financial Officer and Zach Long, Chief Operations Officer, they will maintain responsibility for continuity of personnel and day-to-day operations. The Company also announced that it has retained Arthur Bert, a corporate strategy and acquisition integration advisor, to assist in the reorganization and simplification of VWE. Mr. Bert was previously the Managing Director – Global Corporate Strategy and M&A Practice Lead for Accenture and prior to that was the M&A practice lead at A.T. Kearney.

Paul Walsh, Lead Independent Director, commented, “Pat successfully grew VWE over the last 20 plus years and we have greatly appreciated his contributions as we advanced VWE as a public company. We have mutually determined that his role as CEO has changed significantly since our IPO, adding a complex dimension to his responsibilities, and taking him from what he has truly enjoyed. It was critical that the Board make the necessary leadership changes to find the right talent to continue to execute our strategy while maintaining the years of institutional knowledge and industry relationships that Pat has to offer. As a result, we have implemented our succession plan and have begun a search for a new CEO. We are fortunate to have Jon take on this interim role given his deep understanding of the wine industry combined with his financial and managerial skills. Importantly as well, we have the bench strength and leadership skills of Terry, Kris, and Zach who can drive the organization to execute our plans for change.”

Executing on Plan to Operationally and Financially Improve the Business

In consultation with Mr. Bert, management is executing a plan to improve operations, reduce debt and drive more profitable growth. Immediate actions expected to help improve revenue and operating profit in the second half of fiscal 2023 include:

•	Higher prices and shipping charges in its Direct-to-Consumer (“DTC”) segment,

•	Staged price increases in certain higher volume brands in its wholesale segment

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Vintage Wine Estates Announces Changes in Executive Leadership and Board Structure; Executing Business Realignment Plan to Deliver Stronger Earnings Power

February 8, 2023

•	Increased freight recovery charges in the Business-to-Business (“B2B”) segment

•	Reduction in marketing spend in DTC segment related to advertising and marketing materials

•	Optimizing various sales, marketing and operations overhead

On an annualized basis, these immediate actions are expected to improve pricing and reduce costs by approximately

$10 million, exclusive of approximately $2 million in costs to affect the changes. The enhancements are expected to phase in over the third and fourth quarters of fiscal 2023. Additional actions in process which are expected to drive further improvement in profitability include:

•	Renegotiating certain contracts to improve price and margins while working to exit less profitable contracts.

•	Improving supply chain sources and costs including bottle mold rationalization

•	Simplifying the business through an 80/20 process: streamline stock-keeping units (SKUs)

•	Increasing operational efficiencies and improving working capital management

The Company also plans to continue to monetize assets to reduce debt and strengthen the balance sheet.

Jon Moramarco, Interim CEO, commented, “VWE has a strong foundation, key premium brands, great customer relationships and significant potential. However, we have much work to do to improve our cash flow and earnings power while we measurably reduce debt. We have the plan and a powerful team of people with the drive to execute quickly to deliver improved results. We expect we can be on track as we enter fiscal 2024 to returning to EBITDA growth on a potentially smaller, but meaningfully more profitable enterprise.”

Pat Roney, Founder and Executive Chairman, commented, “It has been an honor to lead such a remarkable team that has grown VWE over many years into a leading U.S. wine enterprise and made possible the vision of us becoming a publicly traded company. We believe that we have the business model which can deliver on growth and provide top-tier industry profitability, but we have much to accomplish to achieve these goals. Jon brings the skills to navigate through this plan and execute the changes needed to ensure our long-term health. Importantly, we believe we can generate the momentum needed for our next CEO to help us realize the strategic vision we have for VWE.”

About Vintage Wine Estates, Inc.

Vintage Wine Estates (Nasdaq: VWE and VWEWW) is a family of wineries and wines whose singular focus is producing the finest quality wines and incredible customer experiences with wineries throughout Napa, Sonoma, California’s Central Coast, Oregon and Washington State. Since its founding 20 years ago, the Company has grown to be the 14th largest wine producer in the U.S., selling more than two million nine-liter equivalent cases annually. To consistently drive growth, the Company curates, creates, stewards and markets its many brands and services to customers and end consumers via a balanced omni-channel strategy encompassing direct-to-consumer, wholesale and exclusive brand arrangements with national retailers. While VWE is diverse across price points and varietals with over 60 brands ranging from $10 to $150 USD at retail, its primary focus is on the fastest growing luxury segment of the U.S. wine industry with the majority of brands selling in the range of $10 to $20 per bottle. The Company regularly posts updates and additional information on its website at https://www.vintagewineestates.com/.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”). Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “anticipate,” “believe,” “continue,” “driving,” “estimate,” “expect,” “future,” “intend,” “may,” “making,” “outlook,” “plan,” “project,” “should,” “will,” “would” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, statements regarding the anticipated benefits of the strategic plan and management transition announced in this press release, VWE’s future plans regarding its vineyard portfolio and asset management strategies, estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, business plans and strategies, including strategic growth initiatives, expansion and acquisition opportunities, growth prospects and consumer and industry trends. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of VWE’s management. These forward-looking statements are not intended to serve as, and should not be relied on by any investor as, a guarantee of actual performance or an assurance or definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those contained in or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control

Vintage Wine Estates Announces Changes in Executive Leadership and Board Structure; Executing Business Realignment Plan to Deliver Stronger Earnings Power

February 8, 2023

of VWE. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include, among others: the Company’s limited experience operating as a public company, reporting, the Company’s ability to complete its closing procedures for the quarter ended December 31, 2022 in a timely manner, the need for restatement of Company’s prior period financial statements, the time and expense associated with any necessary remediation of control deficiencies, the impact and result of any litigation or regulatory inquiries or investigations related to the restatement of the Company’s financial statements or otherwise, the ability of the Company to effectively execute the strategic plan announced concurrently with this press release, the ability of the Company to recruit a new CEO and otherwise retain key personnel, the potential impact on the Company’s business and stock price of any announcements regarding any of the foregoing; the effect of economic conditions on the industries and markets in which VWE operates, including financial market conditions, rising inflation, fluctuations in prices, interest rates and market demand; risks relating to the uncertainty of projected financial information; the effects of competition on VWE’s future business; risks related to the organic and inorganic growth of VWE’s business and the timing of expected business milestones; the potential adverse effects of the ongoing COVID-19 pandemic on VWE’s business and the U.S. economy; declines or unanticipated changes in consumer demand for VWE’s products; VWE’s ability to adequately source grapes and other raw materials and any increase in the cost of such materials; the impact of environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on VWE’s business; VWE’s level of insurance against catastrophic events and losses; VWE’s significant reliance on its distribution channels, including independent distributors; potential reputational harm to VWE’s brands from internal and external sources; possible decreases in VWE’s wine quality ratings; integration risks associated with recent acquisitions; possible litigation relating to misuse or abuse of alcohol; changes in applicable laws and regulations and the significant expense to VWE of operating in a highly regulated industry; VWE’s ability to maintain necessary licenses; VWE’s ability to protect its trademarks and other intellectual property rights; risks associated with the Company’s information technology and ability to maintain and protect personal information; VWE’s ability to make payments on its indebtedness; and those factors discussed in the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. There may be additional risks including other adjustments that VWE does not presently know or that VWE currently believes are immaterial that could also cause actual results to differ from those expressed in or implied by these forward-looking statements. In addition, forward-looking statements reflect VWE’s expectations, plans or forecasts of future events and views as of the date and time of this news release. VWE undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

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Contacts:

Investors Deborah K. Pawlowski / Patty Yahn-Urlaub Kei Advisors LLC dpawlowski@keiadvisors.com / pyahnurlaub@keiadvisors.com Phone: 716.843.3908	Media Mary Ann Vangrin MVangrin@vintagewineestates.com